UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): August 14, 2008

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2008, the Boards of Directors of UniSource Energy Corporation (UniSource Energy) and Tucson Electric Power Company (TEP) elected a new member, Louise L. Francesconi.  Ms. Francesconi is the former president of Raytheon Missile Systems.  The Corporate Governance and Nominating Committee of the UniSource Energy Board of Directors has determined that Ms. Francesconi qualifies as an independent director under rule 303A.02 of the New York Stock Exchange.

Ms. Francesconi began her career in a financial management position for Hughes Missile Systems Company, which was acquired by Raytheon in 1997. After advancing to serve as Hughes Missile Systems Company’s Chief Financial Officer and, later, its Chief Operating Officer, she was named President of Hughes Missile Systems Company in 1996. Following Raytheon’s acquisition of Hughes’ defense business, she was elected a Raytheon vice president and general manager of Missile Systems in November 1999, and was subsequently appointed president in August 2002. She stepped down from that position on July 1, 2008.

Ms. Francesconi serves on the boards of directors of the Tucson Airport Authority and Stryker Corp., a medical technology company. She also is a member of the Tucson Medical Center HealthCare Board of Trustees and the University of Arizona Eller College of Management’s National Board of Advisors.

Director Compensation
As a Board member, Ms. Francesconi will receive a $40,000 annual cash retainer and meeting fees of $1,000 per meeting attended. In addition, she will receive an annual equity compensation amount equal to $45,000 in restricted stock units, which after a one year vesting period will convert to deferred stock units payable one year after retirement or termination of Board service.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 19, 2008	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer
Date: August 19, 2008	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer